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                                                                   EXHIBIT 3.1

                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                     UROCOR, INC.

                       (Originally incorporated under the name
                          "CytoDiagnostics - Delaware, Inc."
                                 on October 14, 1988)


     FIRST:  The name of the Corporation is UroCor, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 26,579,759 of which 6,000,000 shares of the par value of $.01 per share shall be a class designated Preferred Stock ("Preferred Stock"), 20,000,000 shares of the par value of $.01 per share shall be a class designated Common Stock ("Common Stock"), 513,093 shares of the par value of $.01 per share shall be a class designated Class A Stock ("Class A Stock") and 66,666 shares of the par value of $.01 per share shall be a class designated Class B Stock ("Class B Stock").

A. 1991 SERIES A PREFERRED STOCK, SERIES I PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK AND SERIES EG PREFERRED STOCK.

     One series of Preferred Stock is designated as 1991 Series A Preferred Stock, par value $.01 per share (the "1991 Series A Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series I Preferred Stock, par value $.01 per share (the "Series I Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series E Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), of the Corporation. One series of Preferred Stock is designated as Series EG Preferred Stock, par value $.01 per share (the "Series EG Preferred Stock"), of the Corporation. The Series E Preferred Stock and the Series EG Preferred Stock shall together be referred to herein as the "Series E/EG Preferred Stock", unless the context shall otherwise require in which case the term "Series E/EG Preferred Stock" shall refer to either the Series E Preferred Stock or the Series EG Preferred Stock, as the case may be.

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     The number of shares constituting the 1991 Series A Preferred Stock shall be 1,199,999. The number of shares constituting the Series I Preferred Stock shall be 80,000. The number of shares constituting the Series B Preferred Stock shall be 1,467,608. The number of shares constituting the Series C Preferred Stock shall be 981,071. The number of shares constituting the Series D Preferred Stock shall be 1,154,397. The number of shares constituting the Series E Preferred Stock shall be 763,320. The number of shares constituting the Series EG Preferred Stock shall be 60,000.

     The 1991 Series A Preferred Stock, the Series I Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E/EG Preferred Stock and shall together be referred to herein as the "Designated Preferred Stock".

     The voting powers, designations, preferences and relative, participating, optional or other special rights of the 1991 Series A Preferred Stock, Series I Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E/EG Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows:

     1.   DIVIDENDS AND DISTRIBUTIONS.

          (a) The holders of shares of Designated Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, dividends equal to the product of:

               (i) the aggregate per share amount of any dividend declared on the Common Stock, the Class A Stock and the Class B Stock, and, in the event any dividend were declared on only one of such classes of stock, or on only two of such classes of stock, the aggregate per share amount of any such dividend, as the case may be, since the immediately preceding payment of dividends on Designated Preferred Stock; and

              (ii) the number of shares of Common Stock into which a share of Designated Preferred Stock is convertible on the date on which the dividend is to be paid;

and the Corporation shall declare a cash dividend on the Designated Preferred Stock as provided in this Section 1(a) immediately after it declares a cash dividend on the Common Stock, the Class A Stock and/or the Class B Stock, and no dividends shall be declared on the Common Stock, the Class A Stock or the Class B Stock, unless the Corporation has funds legally available for the payment of such dividends on such classes of stock and for the payment of the dividends contemplated by this Section 1 on the Designated Preferred Stock, and no dividend shall be paid with respect to the Common Stock, the Class A Stock or the Class B Stock, unless and until a dividend is paid with respect to all shares of Designated Preferred Stock as contemplated by this Section
1. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of the Designated Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (b) The holders of shares of the Designated Preferred Stock shall be entitled to receive any non-cash dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for or purchase Common Stock or other securities of the Corporation or any of its

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subsidiaries by way of dividend or spin-off, issuance of rights, or reclassification, recapitalization or similar corporate rearrangement) which the Corporation shall at any time or from time to time declare, order, pay or make on the Common Stock, the Class A Stock and/or the Class B Stock, or, in the event such dividend or distribution is declared, ordered, paid or made on only one of such classes of stock, or on only two of such classes of stock, such dividend or distribution, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), and the Corporation at the same time it declares, orders, pays or makes such dividend or distribution on the Common Stock, the Class A Stock and/or the Class B Stock, shall declare, order, make and pay such dividend or distribution on the Designated Preferred Stock, in an amount per share equal to the product of:

               (i) the aggregate per share amount of any such dividend or distribution declared, ordered, paid or made on the Common Stock, the Class A Stock and the Class B Stock, and, in the event any such dividend or distribution were declared, ordered, paid or made on only one of such classes of stock, or on only two of such classes of stock, the aggregate per share amount of any such dividend or distribution; and

              (ii) the number of shares of Common Stock into which a share of Designated Preferred Stock is convertible on the date on which such dividend or distribution is to be paid or made.

No non-cash dividend or other distribution (other than a dividend payable in Common Stock or a subdivision of the outstanding shares of Common Stock) shall be paid with respect to the Common Stock, the Class A Stock or the Class B Stock, unless and until such a dividend or distribution is paid with respect to all shares of Designated Preferred Stock as contemplated by this
Section 1.

     2. VOTING RIGHTS. The holders of shares of Designated Preferred Stock shall have the following voting rights:

          (a) Each share of Designated Preferred Stock shall entitle the holder thereof to one vote multiplied by the number of shares of Common Stock into which such share of Designated Preferred Stock is convertible on the record date for such vote, on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise required by law or by the provisions of this Restated Certificate of Incorporation, (i) the holders of 1991 Series A Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation, (ii) the holders of shares of Series I Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation, (iii) the holders of shares of Series B Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation, (iv) the holders of shares of Series C Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation, (v) the holders of shares of Series D Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation and (vi) the holders of shares of Series E/EG Preferred Stock shall not be entitled to vote separately as a series on any matter submitted to a vote of the stockholders of the Corporation.

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     3.   LIQUIDATION.

          (a) FIRST PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Designated Preferred Stock and the holders of record of the issued and outstanding shares of Class A Stock shall be entitled to receive, out of the assets of the Corporation available for distribution, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or to the holders of Class B Stock or otherwise, amounts per share as follows:

               (i) the holders of record of the issued and outstanding shares of 1991 Series A Preferred Stock shall be entitled to receive an amount per share equal to $1.25 plus an amount equal to all dividends accrued on the 1991 Series A Preferred Stock but unpaid at the date of such payment;

              (ii) the holders of record of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive an amount per share equal to $1.55 plus an amount equal to all dividends accrued on the Series B Preferred Stock but unpaid at the date of such payment;

             (iii) the holders of record of the issued and outstanding shares of Series C Preferred Stock shall be entitled to receive an amount per share equal to $3.25 plus an amount equal to all dividends accrued on the Series C Preferred Stock but unpaid at the date of such payment;

              (iv) the holders of record of the issued and outstanding shares of Series D Preferred Stock shall be entitled to receive an amount per share equal to $4.30 plus an amount equal to all dividends accrued on the Series D Preferred Stock but unpaid at the date of such payment;

               (v) the holders of record of the issued and outstanding shares of Series E/EG Preferred Stock shall be entitled to receive an amount per share equal to $5.00 plus an amount equal to all dividends accrued on the Series E/EG Preferred Stock but unpaid at the date of such payment;

              (vi) the holders of record of the issued and outstanding shares of Series I Preferred Stock shall be entitled to receive an amount per share equal to $1.25 plus an amount equal to all dividends accrued on the Series I Preferred Stock but unpaid at the date of such payment; and

             (vii) the holders of record of the issued and outstanding shares of Class A Stock shall be entitled to receive an amount per share equal to $.25 plus an amount equal to all dividends accrued on the Class A Stock but unpaid at the date of such payment.

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          If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of shares of the Designated Preferred Stock and Class A Stock of the amounts payable to them as aforesaid in this Section 3(a), then the holders of shares of Designated Preferred
Stock and Class A Stock shall be treated PARI PASSU, and the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the shares of the Designated Preferred Stock and Class A Stock in proportion to the full preferential amount to which they otherwise would be entitled pursuant to this Section 3(a).

          (b) SECOND PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after the holders of shares of the Designated Preferred Stock and Class A Stock shall have been distributed in full the amounts to which they shall be entitled under Section 3(a), each holder of record of the issued and outstanding shares of Class A Stock shall be entitled to receive, out of the assets of the Corporation available for distribution, prior and in preference to any further distribution of any of the assets of the Corporation to the holders of shares of the Designated Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of shares of the Common Stock and the holders of shares of Class B Stock or otherwise, an amount equal to such holder's pro rata portion (based on the number of shares of Class A Stock held by each such holder) of the lesser of (i) the amount that is equal to 26% of such assets remaining available for distribution and (ii) $1,683,396.

          (c)  GENERAL.

               (i) All of the preferential amounts to be paid to the holders of the Designated Preferred Stock and Class A Stock pursuant to Section 3(a) and Section 3(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or Class B Stock or otherwise in connection with such liquidation, dissolution or winding up.

               (ii) In the event that the liquidation, dissolution or winding up of the affairs of the Corporation is not pursuant to any of the events described in Section 3(e) below in which the Market Valuation of the Corporation as determined by such liquidation, dissolution or winding up of the affairs of the Corporation equals or exceeds $46,220,397, after setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding shares of Designated Preferred Stock and Class A Stock as set forth in Section 3(a) and Section 3(b), the holders of record of the Designated Preferred Stock and Class A Stock shall be entitled to participate ratably in any distribution of any remaining assets of the Corporation to the holders of record of the issued and outstanding shares of Class B Stock and Common Stock, on the basis of the number of shares held by each such holder (for purposes of this Section 3(c)(ii), treating such shares of Designated Preferred Stock, Class A Stock and Class B Stock as if converted into shares of Common Stock pursuant to the provisions of this Restated Certificate of Incorporation). For the purposes hereof, "Market Valuation" shall mean the aggregate value of the gross proceeds received in respect of such liquidation, dissolution or winding up of the Corporation (for the purposes of this Section 3(c)(ii), the value of any non-cash proceeds shall be as determined in good faith by the Board of Directors of the Corporation).

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          (d)  ADJUSTMENTS.  The liquidation preferences provided for herein with respect to any shares of any class or series of capital stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to any shares of any such class or series of capital stock.

          (e)  CONSOLIDATION, MERGER, SALE OF ASSETS.  For the purposes of this
Section 3, the merger or consolidation of the Corporation with or into any other corporation, or the sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all or substantially all of its assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

     4. CONVERSION RIGHTS. The Designated Preferred Stock shall be convertible as follows:

          (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 4, the holder of any shares of Designated Preferred Stock shall have the right at such holder's option, at any time or from time to time, and without the payment of any additional consideration therefor, to convert any of such shares of Designated Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(c) below) in effect on any Conversion Date (as defined in Section 4(d) below) upon the terms hereinafter set forth.

          (b) AUTOMATIC CONVERSION. Each outstanding share of Designated Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, at the Conversion Price then in effect, into fully paid and nonassessable shares of Common Stock immediately prior to the first closing of an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock, or of any equity security that as a part of a unit includes shares of Common Stock, for the account of the Corporation, that occurs after the effectiveness of this Restated Certificate of Incorporation (the "Initial Public Offering").

          (c) NUMBER OF SHARES. Each share of 1991 Series A Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing (i) $1.25 by (ii) the Conversion Price for such series in effect on any Conversion Date. Each share of Series I Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing (i) $1.25 by
(ii) the Conversion Price for such series in effect on any Conversion Date.
Each share of Series B Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing (i) $1.55 by (ii) the Conversion Price for such series in effect on any Conversion Date. Each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing (i) $3.25 by (ii) the Conversion Price for such series in effect on any Conversion Date. Each share of Series D Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing
(i) $4.30 by (ii) the Conversion Price for such series in effect on any Conversion Date. Each share of Series E/EG Preferred Stock shall be convertible into a number of shares of Common Stock determined by dividing (i) $5.00 by (ii) the Conversion Price for such series in effect on any Conversion Date. For the purposes of this Section 4, the term "Conversion Price" shall initially mean, with respect to 1991 Series A Preferred Stock, $1.25, with respect to Series I Preferred

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Stock, $1.25, with respect to Series B Preferred Stock, $1.55, with respect to Series C Preferred Stock, $2.70, with respect to the Series D Preferred Stock, $4.30, and with respect to the Series E/EG Preferred Stock, $5.00, subject to adjustment as set forth in Section 4(f). Upon conversion, no payment or adjustment shall be made for any dividends on the Designated Preferred Stock or the Common Stock issuable upon such conversion. All calculations under this Section 4(c) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be.

          (d) MECHANICS OF CONVERSION. The holder of any shares of Designated Preferred Stock may exercise the conversion right specified in
Section 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of any event specified in Section 4(b), the outstanding shares of Designated Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Designated Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on the date of the occurrence of any event specified in Section 4(b), as the case may be, and such date is referred to herein as the "Conversion Date". Subject to the provisions of Section 4(f)(iii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Designated Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to
Section 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4(e). Subject to the provisions of Section 4(f)(iii), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Designated Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 4(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Designated Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (e) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Designated Preferred Stock. If more than one share of any series of Designated Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such series so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Designated Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as described in Section 4(g) below).

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          (f)  CONVERSION PRICE ADJUSTMENTS.  The Conversion Price for each series of Designated Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect for each series of Designated Preferred Stock at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that price determined by multiplying the Conversion Price in effect for each series of Designated Preferred Stock by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and
     (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

              (ii) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.
     Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.05 until the end of three years after such adjustment would otherwise have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more, provided that if the events giving to such adjustments occur within three months of each other, then such adjustments shall be calculated as if these events giving rise to them had occurred simultaneously on the date of the first such event.

             (iii) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON
     CERTAIN ADJUSTMENTS.  In any case in which the provisions of this
     Section 4(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 4(e); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

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               (iv) SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D
     PREFERRED STOCK, SERIES E PREFERRED STOCK AND SERIES EG PREFERRED STOCK.
     The Conversion Price of the Series B Preferred Stock, the Series C
     Preferred Stock, the Series D Preferred Stock and the Series E/EG Preferred Stock shall be subject to adjustment from time to time as follows:

                    (A) CERTAIN ISSUANCES OF EQUITY STOCK. If at any time after the date on which the first share of Series D Preferred Stock is issued the Corporation shall issue any shares of Common Stock or any other equity security that as part of a unit or otherwise includes Common Stock (hereinafter, "Equity Stock") or any options or warrants exercisable for shares of Common Stock, any rights for Common Stock or any convertible securities convertible into Common Stock, other than Excluded Stock (as defined in Section 4(f)(iv)(B) below), without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock, as the case may be, in effect immediately prior to such issuance, the Conversion Price for such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock, as the case may be, shall be reduced to such consideration per share and the number of shares of Common Stock reserved for issuance upon conversion of such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock, as the case may be, shall concurrently be appropriately increased. In the event any Equity Stock consists of an equity security that as part of a unit includes Common Stock, the portion of the consideration received for such unit that shall be attributed to the Common Stock component thereof shall be as determined in good faith by the Board of Directors of the Corporation.

          For purposes of any adjustment of any Conversion Price pursuant to this Section 4(f)(iv)(A), the following provisions shall be applicable:

                         (1) CASH. In the case of the issuance of shares of Equity Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the aggregate amount of cash received by the Corporation for such shares of Equity Stock.

                         (2) CONSIDERATION OTHER THAN CASH. In the case of the issuance of shares of Equity Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as described in Section 4(g) below) of the shares of Equity Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                         (3) OPTIONS AND CONVERTIBLE SECURITIES. In the case of (x) options, warrants or other rights to purchase or acquire Equity Stock (whether or not at the time exercisable), (y) securities by their terms convertible into or exchangeable for Equity Stock (whether or not at the time so convertible or exercisable), or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                              (I) the aggregate maximum number of shares of
                    Equity Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Equity Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(f)(iv)(A)(1) and (2) above) received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Equity Stock covered thereby;

                             (II) the aggregate maximum number of shares of
                    Equity Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(iv)(A)(1) and (2) above); and

                            (III) on any change in the number of shares of
                    Equity Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change.

                    (B) EXCLUDED STOCK. "Excluded Stock" means (1) shares of capital stock of the Corporation issued or reserved for issuance by the Corporation as a stock dividend payable in shares of capital stock of the Corporation, or upon any subdivision or split-up of the outstanding shares of any shares of capital stock of the Corporation, or recapitalization thereof, or upon conversion of any shares of Designated Preferred Stock, Class A Stock or Class B Stock, (2) shares of capital stock issuable pursuant to those certain Stock Purchase Warrants of the Corporation dated February 13, 1991, March 13, 1991, and April 2, 1991, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the Corporation in replacement of or exchange for any of such warrants,
          (3) shares of capital stock of the Corporation issued or issuable in connection with an acquisition of a business by the Corporation as a result of which the Corporation owns in excess of 50% of the voting power of such business, (4) any shares of capital stock of the Corporation issued or issuable to employees, officers, consultants or directors of the Corporation pursuant to any approval of the Board of Directors of the Corporation or pursuant to any employee, officer, consultant or director benefit plan, including any stock option plan, approved by the Board of Directors of the Corporation, (5) any shares of capital stock of the Corporation issued or issuable to (a) banks, savings and loan associations, equipment lessors or similar lending institutions in connection with such entities providing credit facilities or equipment financings to the Corporation or (b) any party to any technology transfer agreement, distribution agreement, marketing agreement or any other agreement similar thereto, with the Corporation, in connection with such party (i) licensing, assigning or otherwise transferring technology or rights to use technology to the Corporation or (ii) granting the Corporation rights to distribute any technology, products, services or the like, rights to market any technology, products, services or the like or any other rights similar thereto, if and only if such facility, agreement, transaction or arrangement included in this clause (5) and the issuance of shares in connection therewith is approved by the Board of Directors of the Corporation, (6) any stock purchase warrants issued, and any shares of capital stock issuable pursuant thereto, pursuant to that certain Note Purchase Agreement dated as of October 18, 1993, between the Corporation and certain investors, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued to the Corporation in replacement of or exchange for any of such warrants and (7) any stock purchase warrants issued, and any shares of capital stock issued pursuant thereto, pursuant to that certain Series E Preferred Stock and Series EG Preferred Stock Purchase Agreement made as of June 2, 1995, between the Corporation and certain investors, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the Corporation in replacement of or exchange for any of such warrants.

          (g) CURRENT MARKET PRICE. The Current Market Price at any date shall mean, in the event the Common Stock or the Equity Stock, as the case may be, is publicly traded, the average of the daily closing prices per share of such equity security for 30 consecutive trading days ending no more than 15 business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which such equity security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if such equity security is traded over-the-counter and quoted in the National Market System, or if such equity security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such equity security as reported by NASDAQ or any comparable system or, if such equity security is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc., selected in good faith from time to time by the Board of Directors of the Corporation for that purpose. If such equity security is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of such equity security shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

          (h) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion Price for a series of Designated Preferred Stock shall be adjusted as provided in Section 4(f), the Corporation shall forthwith file, at the office of any transfer agent for the 1991 Series A Preferred Stock, Series I Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E/EG Preferred Stock, as the case may be, and at the principal office of the Corporation, a statement showing in detail the method of calculation of such adjustment, the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of 1991 Series A Preferred Stock, Series I Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E/EG Preferred Stock, as the case may be, at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4(i).

           (i) NOTICE TO HOLDERS. In the event the Corporation shall propose to take any action of the type described in Section 4(f)(i), the Corporation shall give notice to each holder of shares of 1991 Series A Preferred Stock, Series I Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock in the manner set forth in Section 4(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of 1991 Series A Preferred Stock, Series I Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock, as the case may be. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (j) TREASURY STOCK. For the purposes of this Section 4, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

          (k) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Designated Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Designated Preferred Stock in respect of which such shares are being issued.

     5. REACQUIRED SHARES. Any shares of any series of Designated Preferred Stock redeemed, purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and the filing of any certificate required in connection therewith pursuant to the Delaware General Corporation Law become authorized but unissued shares of Preferred Stock.

     6. COPIES OF AGREEMENT, INSTRUMENTS, DOCUMENTS. Copies of any of the agreements, instruments or other documents referred to in this Article A shall be furnished to any stockholder upon written request to the Corporation at its principal place of business.

B.   PREFERRED STOCK.

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

C.   COMMON STOCK.

     1. DIVIDENDS. Subject to the prior and superior right of any issued and outstanding shares of Designated Preferred Stock, Class A Stock or Class B Stock as set forth in this Restated Certificate of Incorporation, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the outstanding shares of Common Stock of the Corporation.

     2. LIQUIDATION. Subject to the provisions of this Restated Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of any preferential amount due to the holders of shares of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive ratably, based on the number of shares of Common Stock held by such holders, any assets of the Corporation available for distribution to holders of Common Stock.

     3. VOTING RIGHTS. The holders of shares of Common Stock shall have the following voting rights:

          (a) Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise required by law or the provisions of this Restated Certificate of Incorporation, the holders of shares of Common Stock shall not be entitled to vote separately as a class on any matter submitted to a vote of the stockholders of the Corporation.

     4. REACQUIRED SHARES. Any shares of Common Stock purchased or otherwise acquired by the Corporation in any manner whatsoever that have been retired shall upon their retirement become authorized but unissued shares of Common Stock.

D.   CLASS A STOCK.

     1.   DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the prior and superior right of any issued and outstanding shares of Designated Preferred Stock as set forth in this Restated Certificate of Incorporation, the holders of shares of Class A Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, dividends equal to the product of:

               (i) the aggregate per share amount of all dividends declared on the Common Stock since the immediately preceding payment of dividends on the Class A Stock; and

              (ii) the number of shares of Common Stock into which a share of Class A Stock would be convertible on the date on which the dividend is to be paid (assuming for the purpose of this Section 1(a) only that such share was then convertible pursuant to the provisions of Section 4(a) below);

and the Corporation shall declare a cash dividend on the Class A Stock as provided in this Section 1(a) immediately after it declares a cash dividend on the Common Stock, and no dividends shall be declared on the Common Stock unless the Corporation has funds legally available for the payment of such dividend on the Common Stock and for the payment of the dividends contemplated by this Section 1 on the Class A Stock. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Class A Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (b) Subject to the prior and superior right of any issued and outstanding shares of Designated Preferred Stock as set forth in this Restated Certificate of Incorporation, the holders of shares of Class A Stock shall be entitled to receive any non-cash dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for or purchase Common Stock or other securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, issuance of rights, or reclassification, recapitalization or similar corporate rearrangement) which the Corporation shall at any time or from time to time declare, order, pay or make on the Common Stock, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), and the Corporation at the same time it declares, orders, pays or makes such dividend or distribution on the Common Stock shall declare, order, make and pay such dividend or distribution on the Class A Stock, in an amount per share of Class A Stock equal to the product of:

               (i) the aggregate per share amount of such dividend or distribution declared, ordered, paid or made on the Common Stock; and

               (ii) the number of shares of Common Stock into which a share of Class A Stock would be convertible on the date on which such dividend or distribution is to be paid or made (assuming for the purpose of this Section 1(b) only that such share was then convertible pursuant to the provisions of Section 4(a) below).

     2. VOTING RIGHTS. The holders of shares of Class A Stock shall have the following voting rights:

          (a) Each share of Class A Stock shall entitle the holder thereof to 25% of one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise required by law or the provisions of this Restated Certificate of Incorporation, the holders of shares of Class A Stock shall not be entitled to vote separately as a class on any matter submitted to a vote of the stockholders of the Corporation.

     3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Class A Stock shall have the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in Section 3 of Part A of this Fourth Article.

     4. CONVERSION. The Class A Stock shall be convertible into Common Stock as follows:

          (a) AUTOMATIC CONVERSION. Each outstanding share of Class A Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into one fully paid and nonassessable share of Common Stock (i) immediately prior to the closing of the Initial Public Offering or (ii) immediately prior to the closing of any liquidation, dissolution or winding up of the affairs of the Corporation pursuant to any of the events described in Section 3(e) of Part A of the Fourth Article of this Restated Certificate of Incorporation in which the Market Valuation (as defined in Section 3(c)(ii) of Part A of the Fourth Article of this Restated Certificate of Incorporation) of the Corporation as determined by such liquidation, dissolution or winding up of the affairs of the Corporation equals or exceeds $46,220,397.

          (b) MECHANICS OF CONVERSION. Upon the occurrence of any event specified in Section 4(a), the outstanding shares of Class A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Class A Stock are delivered to either the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the event specified in Section 4(a), and such date is referred to herein as the "Class A Conversion Date". As promptly as practicable after surrender of the certificate or certificates representing shares of Class A Stock to the Corporation or any transfer agent of the Corporation, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.
     The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Class A Conversion Date.

          (c) CONVERSION RATIO ADJUSTMENTS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion ratio in effect for Class A Stock at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be appropriately adjusted so that the holder of any shares of Class A Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have received had such Class A Stock been converted immediately prior to such date. Successive adjustments in the conversion ratio for the Class A Stock shall be made whenever any event specified in this Section 4(c) shall occur.

          (d) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Stock in respect of which such shares are being issued.

     5. REACQUIRED SHARES. Any shares of Class A Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever (other than upon conversion into Common Stock) that have been retired shall upon their retirement become authorized but unissued shares of Class A Stock. Any shares of Class A Stock converted into Common Stock shall be retired promptly after such conversion and such shares shall not be reissued.

E.   CLASS B STOCK.

     1.   DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the prior and superior right of any issued and outstanding shares of Designated Preferred Stock as set forth in this Certificate, the holders of shares of Class B Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends equal to the product of:

               (i) the aggregate per share amount of all dividends declared on the Common Stock since the immediately preceding payment of dividends on the Class B Stock; and

              (ii) the number of shares of Common Stock into which a share of Class B Stock is convertible on the date which the dividend is to be paid;

and the Corporation shall declare a cash dividend on the Class B Stock as provided in this Section 1(a) immediately after it declares a cash dividend on the Common Stock, and no dividends shall be declared on the Common Stock unless the Corporation has funds legally available for the payment of such dividend on the Common Stock and for the payment of the dividends contemplated by this Section 1 on the Class B Stock. The Board of Directors may fix a record date for the determination of holders of shares of Class B Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (b) Subject to the prior and superior right of any issued and outstanding shares of Designated Preferred Stock as set forth in this Restated Certificate of Incorporation, the holders of shares of Class B Stock shall be entitled to receive any non-cash dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for or purchase Common Stock or other securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, issuance of rights, or reclassification, recapitalization or similar corporate rearrangement) which the Corporation shall at any time or from time to time declare, order, pay or make on the Common Stock, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), and the Corporation at the same time it declares, orders, pays or makes such dividend or distribution on the Common Stock shall declare, order, make and pay such dividend or distribution on the Class B Stock, in an amount per share of Class B Stock equal to the product of:

               (i) the aggregate per share amount of such dividend or distribution declared, ordered, paid or made on the Common Stock; and

               (ii) the number of shares of Common Stock into which a share of Class B Stock is convertible on the date on which such dividend or distribution is to be paid or made.

     2. VOTING RIGHTS. The holders of shares of Class B Stock shall have the following voting rights:

          (a) Each share of Class B Stock shall entitle the holder thereof to 25% of one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise required by law or the provisions of this Restated Certificate of Incorporation, the holders of shares of Class B Stock shall not be entitled to vote separately as a class on any matter submitted to a vote of the stockholders of the Corporation.

     3. LIQUIDATION. Subject to the provisions of this Restated Certificate of Incorporation, the Class B Stock shall rank on a parity with the Common Stock in respect of distributions upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary.

     4. CONVERSION. The Class B Stock shall be convertible into Common Stock as follows:

          (a) AUTOMATIC CONVERSION. Each outstanding share of Class B Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into one fully paid and nonassessable share of Common Stock immediately prior to the closing of the Initial Public Offering.

          (b) MECHANICS OF CONVERSION. Upon the occurrence of the event specified in Section 4(a), the outstanding shares of Class B Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Class B Stock are delivered to either the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the event specified in Section 4(a), and such date is referred to herein as the "Class B Conversion Date". As promptly as practicable after surrender of the certificate or certificates representing shares of Class B Stock to the Corporation or any transfer agent of the Corporation, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Class B Conversion Date.

          (c) CONVERSION RATIO ADJUSTMENTS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion ratio in effect for Class B Stock at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be appropriately adjusted so that the holder of any shares of Class B Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have received had such Class B Stock been converted immediately prior to such date. Successive adjustments in the conversion ratio for the Class B Stock shall be made whenever any event specified in this Section 4(c) shall occur.

          (d) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class B Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class B Stock in respect of which such shares are being issued.

     5. REACQUIRED SHARES. Any shares of Class B Stock redeemed, purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof and shall not be reissued.

F.   NUMBER OF AUTHORIZED SHARES.

     The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote on matters submitted to a vote of the stockholders of the Corporation, and no class vote shall be required in connection therewith.

     FIFTH:

A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Effective upon the effectiveness of this Restated Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders held after the election of directors to such classes, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders held thereafter and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders held thereafter. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders held after their election. During the period commencing on the effectiveness of this Restated Certificate of Incorporation and terminating immediately prior to the closing of the Initial Public Offering, directors may be removed with or without cause.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     SIXTH:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B. The Corporation shall indemnify any director who, as the result of his acting as a director of the Corporation, was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by Delaware law.

     SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, or adopt new bylaws, without any action on the part of the stockholders.

     EIGHTH: Without the affirmative vote or the prior written consent of the holders in interest of at least a majority of the shares of Series B Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series B Preferred Stock have been converted), the Corporation shall not and shall not permit its subsidiaries (if any) to, together or alone, enter into any transaction of merger, consolidation or reorganization, or dissolve, wind up or liquidate or convey, sell, lease, exchange, transfer or otherwise dispose of in any transaction or related series of transactions any of its respective properties, business or assets having in the aggregate a fair market value of more than 10% of the book value of the Corporation's assets on a consolidated basis or which generate more than 10% of the Corporation's revenues (during the immediately preceding 12 months) on a consolidated basis (other than pursuant to the pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, savings and loan association, equipment lessor or similar lending institution in connection with such entities providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation), or permit any subsidiary of the Corporation whose property, business, assets or revenues satisfy any of the foregoing tests to enter into any transaction of merger, consolidation or reorganization; provided, however, that notwithstanding the foregoing, (i) the affirmative vote or the prior written consent of the holders in interest of at least a majority of the aggregate number of shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E/EG Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred

Stock or Series E/EG Preferred Stock have been converted), whether or not such number includes the holders in interest of at least a majority of the shares of Series B Preferred Stock then issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series B Preferred Stock have been converted), shall be required and shall be sufficient for any of the foregoing actions if as a result upon the closing of such action each of the holders of shares of Series B Preferred Stock then issued and outstanding receives proceeds (consisting of cash and/or publicly traded securities; for purposes of this Eighth Article, the value of any publicly traded securities shall be as determined in good faith by the Board of Directors of the Corporation) per share equal to at least $4.65, as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares, (ii) any subsidiary of the Corporation may be merged or consolidated with or into the Corporation or with or into any one or more wholly owned subsidiaries of the Corporation and (iii) any subsidiary of the Corporation may sell, lease, exchange, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Corporation or a wholly owned subsidiary of the Corporation.

     NINTH: Without the affirmative vote or the prior written consent of the holders in interest of at least a majority of the shares of Series C Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series C Preferred Stock have been converted), the Corporation shall not and shall not permit its subsidiaries (if any) to, together or alone, enter into any transaction of merger, consolidation or reorganization, or dissolve, wind up or liquidate or convey, sell, lease, exchange, transfer or otherwise dispose of in any transaction or related series of transactions any of its respective properties, business or assets having in the aggregate a fair market value of more than 10% of the book value of the Corporation's assets on a consolidated basis or which generate more than 10% of the Corporation's revenues (during the immediately preceding 12 months) on a consolidated basis (other than pursuant to the pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, savings and loan association, equipment lessor or similar lending institution in connection with such entities providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation), or permit any subsidiary of the Corporation whose property, business, assets or revenues satisfy any of the foregoing tests to enter into any transaction of merger, consolidation or reorganization; provided, however, that notwithstanding the foregoing, (i) the affirmative vote or the prior written consent of the holders in interest of at least a majority of the aggregate number of shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E/EG Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock have been converted), whether or not such number includes the holders in interest of at least a majority of the shares of Series C Preferred Stock then issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series C Preferred Stock have been converted), shall be required and shall be sufficient for any of the foregoing actions if as a result upon the closing of such action each of the holders of shares of Series C Preferred Stock then issued and outstanding receives proceeds (consisting of cash and/or publicly traded securities; for purposes of this Ninth Article, the value of any publicly traded securities shall be as determined in good faith by the Board of Directors of the Corporation) per share of such Series C Preferred Stock (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series C Preferred Stock have been converted) equal to at least $9.75, as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares, (ii) any subsidiary of the Corporation may be merged or consolidated with or into the Corporation or with or into any one or more wholly owned subsidiaries of the Corporation and (iii) any subsidiary of the Corporation may sell, lease, exchange, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Corporation or a wholly owned subsidiary of the Corporation.

     TENTH: Without the affirmative vote or the prior written consent of the holders in interest of at least a majority of the shares of Series D
Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series D Preferred Stock have been converted), the Corporation shall not and shall not permit its subsidiaries
(if any) to, together or alone, enter into any transaction of merger, consolidation or reorganization, or dissolve, wind up or liquidate or convey, sell, lease, exchange, transfer or otherwise dispose of in any transaction or related series of transactions any of its respective properties, business or assets having in the aggregate a fair market value of more than 10% of the book value of the Corporation's assets on a consolidated basis or which generate more than 10% of the Corporation's revenues (during the immediately preceding 12 months) on a consolidated basis (other than pursuant to the pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, savings and loan association, equipment lessor or similar lending institution in connection with such entities providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation), or permit any subsidiary of the Corporation whose property, business, assets or revenues satisfy any of the foregoing tests to enter into any transaction of merger, consolidation or reorganization; provided, however, that notwithstanding the foregoing, (i) the affirmative vote or the prior written consent of the holders in interest of at least a majority of the aggregate number of shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock and Series E/EG Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of 1991 Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock have been converted), whether or not such number includes the holders in interest of at least a majority of the shares of Series D Preferred Stock then issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series D Preferred Stock have been converted), shall be required and shall be sufficient for any of the foregoing actions if as a result upon the closing of such action each of the holders of shares of Series D Preferred Stock then issued and outstanding receives proceeds (consisting of cash and/or publicly traded securities; for purposes of this Tenth Article, the value of any publicly traded securities shall be as determined in good faith by the Board of Directors of the Corporation) per share equal to at least $10.00, as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares, (ii) any subsidiary of the Corporation may be merged or consolidated with or into the Corporation or with or into any one or more wholly owned subsidiaries of the Corporation and (iii) any subsidiary of the Corporation may sell, lease, exchange, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Corporation or a wholly owned subsidiary of the Corporation.

     ELEVENTH: Without the affirmative vote or the prior written consent of the holders in interest of at least a majority of the aggregate number of shares of Series E/EG Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series E/EG Preferred Stock have been converted), the Corporation shall not and shall not permit its subsidiaries (if any) to, together or alone, enter into any transaction of merger, consolidation or reorganization, or dissolve, wind up or liquidate or convey, sell, lease, exchange, transfer or otherwise dispose of in any transaction or related series of transactions any of its respective properties, business or assets having in the aggregate a fair market value of more than 10% of the book value of the Corporation's assets on a consolidated basis or which generate more than 10% of the Corporation's revenues (during the immediately preceding 12 months) on a consolidated basis (other than pursuant to the pledge of assets by the Corporation as collateral pursuant to any agreement with any bank, savings and loan association, equipment lessor or similar lending institution in connection with such entities providing credit facilities or equipment financings to the Corporation pursuant to any approval of the Board of Directors of the Corporation), or permit any subsidiary of the Corporation whose property, business, assets or revenues satisfy any of the foregoing tests to enter into any transaction of merger, consolidation or reorganization; provided, however, that notwithstanding the foregoing, (i) the affirmative vote or the prior written consent of the holders in interest of at least a majority of the aggregate number of shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E/EG Preferred Stock at any time issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of 1991 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E/EG Preferred Stock have been converted), whether or not such number includes the holders in interest of at least a majority of the shares of Series E/EG Preferred Stock then issued and outstanding (treated as if converted into shares of Common Stock and including any shares of Common Stock then held by such holders into which shares of Series E/EG Preferred Stock have been converted), shall be required and shall be sufficient for any of the foregoing actions if as a result upon the closing of such action each of the holders of shares of Series E/EG Preferred Stock then issued and outstanding receives proceeds (consisting of cash and/or publicly traded securities; for purposes of this Eleventh Article, the value of any publicly traded securities shall be as determined in good faith by the Board of Directors of the Corporation) per share equal to at least $10.00, as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares, (ii) any subsidiary of the Corporation may be merged or consolidated with or into the Corporation or with or into any one or more wholly owned subsidiaries of the Corporation and (iii) any subsidiary of the Corporation may sell, lease, exchange, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Corporation or a wholly owned subsidiary of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which restates and integrates and also amends the Corporation's Restated Certificate of Incorporation, after having been duly adopted by the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, and written consent having been given in accordance with and written notice having been given as provided in Section 228 of the Delaware General Corporation Law, to be signed by its duly authorized officer on this 28 day of March, 1996.

                                       UROCOR, INC.



                                       By  /s/William A. Hagstrom
                                           ------------------------------------
                                              William A. Hagstrom, President

                         CERTIFICATE OF DESIGNATION, POWERS,
                                PREFERENCES AND RIGHTS

                                          of

                               SERIES I PREFERRED STOCK

                                          of

                                     UROCOR, INC.

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


          The undersigned, Socrates H. Choumbakos, Senior Vice President, Corporate Planning and Development and Secretary of UroCor, Inc., a Delaware corporation (the "Company"), hereby certifies that pursuant to authority granted to and vested in the Board of Directors of the Company by the provisions of the Restated Certificate of Incorporation of the Company, the Board of Directors of the Company has duly adopted the following resolutions creating a series of Preferred Stock designated as the Series I Preferred
Stock:

          "RESOLVED, that pursuant to Article Fourth of the Restated Certificate of Incorporation of UroCor, Inc., a Delaware corporation (the "Corporation"), which (a) authorizes the Corporation to issue 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), none of which are issued and outstanding at the date hereof, and (b) expressly vests in the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and the provisions of said Article Fourth, the authority to provide by resolution or resolutions for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each of such series and to fix the designation, powers, preferences and rights of the shares of each of such series, or of particular holders thereof, the Board hereby fixes the powers, preferences and rights of the shares of a series of Preferred Stock and the qualifications, limitations and restrictions thereof, as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series I Preferred Stock", and the number of shares constituting the Series I Preferred Stock shall initially be 50,000. The number of shares of Series I Preferred Stock may be increased or decreased from time to time by resolution of the Board, PROVIDED that no such decrease shall reduce the number of shares of Series I Preferred Stock to less than the sum of (a) the number of shares of Series I Preferred Stock then outstanding, (b) the number of shares of Series I Preferred Stock that the Corporation is obligated to issue upon the exercise of then outstanding rights, options or warrants and (c) the number of shares of Series I Preferred Stock that the Corporation is obligated to issue upon the conversion of then outstanding convertible securities.

           Section 2.  DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the rights of holders of shares of any series of Preferred Stock that ranks prior to the Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock, in preference to the rights of holders of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation with respect to dividends, and in preference to the rights of holders of shares of any series of Preferred Stock that ranks junior to the Series I Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends, which shall be payable in cash except as hereinafter provided, on the first day of January, April, July and October in each year during which a share or fraction of a share of Series I Preferred Stock is outstanding (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preferred Stock, each such dividend to be in an amount per share (rounded to the nearest cent) equal to:

           (i) subject to the provision for adjustment set forth in the next succeeding sentence,

               (A) 1,000 times the aggregate per share amount of all cash dividends declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock, plus

               (B) 1,000 times the aggregate per share amount, which shall be payable in kind, of all non-cash dividends or other distributions (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock; or

          (ii) if no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock, $1.00.

In the event that the Corporation shall at any time after August 27, 1998,
(1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under Section 2(a)(i) shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Immediately after the Board declares a dividend or other distribution on the Common Stock (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock), if any share or fraction of a share of Series I Preferred Stock is then outstanding, the Board shall declare a dividend on the Series I Preferred Stock, which shall be payable at the time and in the amount provided in Section 2(a). If (i) any share or fraction of a share of Series I Preferred stock is then outstanding, (ii) no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the Common Stock during the period between the immediately preceding Quarterly Dividend Payment Date and the next succeeding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, between the date of the first issuance of any share or fraction of a share of Series I Preferred Stock and such first Quarterly Dividend Payment Date, and (iii) there are funds legally available for the payment of a dividend on the Series I Preferred Stock, the Board shall, at any time prior to such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be, declare a dividend of $1.00 per share on the Series I Preferred Stock, which shall be payable on such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be.

     (c) Dividends on shares of Series I Preferred Stock shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date that immediately precedes the date of issuance of such shares unless (i) the date of issuance of such shares is prior to the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend on the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, (ii) the date of issuance of such shares is a Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date, or (iii) the date of issuance of such shares is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend on the Quarterly Dividend Payment Date that next succeeds the date of issuance of such shares, in which event dividends on such shares shall begin to accrue and be cumulative from such next succeeding Quarterly Dividend Payment Date. Accrued but unpaid dividends on shares of Series I Preferred Stock shall not bear interest. If a dividend is declared on the Series I Preferred Stock and the total amount of that dividend is less than the total amount of all dividends accrued and payable on all shares of Series I Preferred Stock at the time of payment of that dividend, then the portion of the total amount of that dividend to be allocated to each of such shares shall be determined by multiplying the total amount of that dividend by a fraction, the numerator of which shall be the total amount of all dividends accrued and payable on that share at that time and the denominator of which shall be the total amount of all dividends accrued and payable on all such shares at that time. The Board may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend r other distribution on the Series I Preferred Stock, which record date shall be no more than 30 days prior to the date fixed for the payment of that dividend or other distribution.

     (d) If at any time (i) any holder of shares of Series I Preferred Stock would have been entitled under the foregoing provisions of this Section 2 to have received by that time a dividend on such shares, assuming that such dividend had been declared, out of funds legally available for that purpose, at the time and in the amount provided in the foregoing provisions of this
Section 2, and (ii) such dividend or any part thereof has not been paid to such holder, then such dividend or part thereof shall be considered accrued and payable at that time.

     Section 3.     VOTING.

     (a) Subject to the provision for adjustment set forth in the next succeeding sentence, each share of Series I Preferred Stock shall, except as otherwise provided by law, entitle the holder thereof to 1,000 votes on each matter that is submitted to a vote of stockholders of the Corporation. In the event that the Corporation shall at any time after August 27, 1998, (i) declare a dividend on the Common Stock that is payable in shares of Common Stock, (ii) reclassify the Common Stock or (iii) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided by law or in the Restated Certificate of Incorporation of the Corporation or the resolution or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions):

          (i) the holders of shares of Series I Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other class or series of capital stock of the Corporation having general voting rights shall vote together as a single class on each matter that is submitted to a vote of stockholders of the Corporation, and

          (ii) the holders of shares of Series I Preferred Stock shall not have any special voting rights.

     Section 4. CERTAIN RESTRICTIONS. Unless and until all dividends at the time accrued and payable on all shares of Series I Preferred Stock have been paid in full, the Corporation shall not:

          (a) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks junior, either with respect to dividends or upon liquidation, dissolution or winding up, to the Series I Preferred Stock (any such class or series being referred to herein as "Junior Stock");

          (b) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks in parity, either with respect to dividends or upon liquidation, dissolution or winding up, with the Series I Preferred Stock (any such class or series being referred to herein as "Parity Stock"), except dividends that are paid ratably on all shares of Series I Preferred Stock on which dividends are at the time accrued and payable and all shares of Parity Stock on which dividends are at the time accrued and payable in proportion to the total amounts of dividends at the time accrued and payable on all such shares;

          (c) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for shares of other Junior Stock; or

          (d) redeem, purchase or otherwise acquire for consideration any shares of Series I Preferred Stock or any shares of Parity Stock, except in accordance with an offer to purchase made in writing to all holders of such shares upon terms that the Board, after considering the relative rights and preferences of the respective series and classes of such shares, considers in good faith will result in fair and equitable treatment among the holders of such shares.

          Section 5. REACQUIRED SHARES. Any shares of Series I Preferred Stock that are purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Upon their cancellation, all of such shares shall become authorized but unissued shares of Preferred Stock and thereafter may be issued as part of another series of Preferred Stock, subject to the rights of holders (if any) of shares of Series I Preferred Stock set forth in these resolutions.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation:

          (a) no distribution shall be made to the holders of shares of Junior Stock unless, prior to such distribution, the Corporation shall have paid to each holder of shares of Series I Preferred Stock the sum of (i) $100 per share of Series I Preferred Stock held by such holder (such amount per share being referred to herein as the "Preference Amount") plus (ii) the total amount of all dividends at the time accrued and payable on all shares of Series I Preferred Stock held by such holder;

          (b) no distribution shall be made to the holders of shares of Parity Stock, except distributions that are made ratably on both all shares of Series I Preferred Stock and all shares of Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; and

          (c) each holder of shares of Series I Preferred Stock shall be entitled to receive the sum of (i) the total amount of all dividends at the time accrued and payable on all shares of Series I Preferred Stock held by such holder plus (ii) an aggregate amount per share (such amount per share being referred to herein as the "Distributable Amount"), inclusive of the Preference Amount but subject to the provision for adjustment set forth in the next succeeding sentence, of Series I Preferred Stock held by such holder that is equal to 1,000 times the aggregate per share amount to be distributed to holders of shares of Common Stock upon such liquidation, dissolution or winding up.

In the event that the Corporation shall at any time after August 27, 1998,
(1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the Distributable Amount to which a holder of shares of Series I Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such Distributable Amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. If the Corporation shall enter into any consolidation, merger, share exchange or other transaction in which all outstanding shares of Common Stock are exchanged for or changed into other securities, cash, other property or any combination thereof, then each outstanding share of Series I Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment set forth in the next succeeding sentence, equal to 1,000 times the aggregate amount of securities, cash and other property for which each outstanding share of Common Stock is exchanged or into which each outstanding share of Common Stock is changed. In the event that the Corporation shall at any time after August 27, 1998, (1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share for which Series I Preferred Stock would be exchanged, or into the amount which Series I Preferred Stock would be changed, immediately prior to such event under the immediately preceding sentence of this Section 7, shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. REDEMPTION. The shares of Series I Preferred Stock shall not be redeemable.

     Section 9. RANKING. The Series I Preferred Stock shall rank junior to each other series of Preferred Stock, both with respect to dividends and upon liquidation, dissolution or winding up, unless the certificate of designation, powers, preferences and rights of such other series of Preferred Stock shall provide otherwise.

     Section 10. AMENDMENT. If any share or fraction of a share of Series I Preferred Stock is outstanding, neither the Restated Certificate of Incorporation of the Corporation nor the resolution or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions) shall be amended in any manner that would materially alter or change the powers, preferences or rights of holders of shares of Series I Preferred Stock so as to affect such holders adversely unless that amendment shall have received the affirmative vote of the holders of a majority of the outstanding shares of Series I Preferred Stock voting separately as a class. Notwithstanding the foregoing provisions of this
Section 10, whether or not a share or a fraction of a share of Series I Preferred Stock is outstanding, (a) the Board may from time to time provide by resolution or resolutions for the issuance of shares of Preferred Stock of one or more series that rank prior to the Series I Preferred Stock, either with respect to dividends or upon liquidation, dissolution or winding up, or both with respect to dividends and upon liquidation, dissolution or winding up, and (b) no vote or consent of any holder of shares of Series I Preferred Stock shall be required either as a condition to the adoption of such resolution or resolutions or as a condition to the issuance of such shares of Preferred Stock.

     Section 11. FRACTIONAL SHARES. Series I Preferred Stock may be issued in fractions of a share. Each holder of a fraction of a share of Series I Preferred Stock shall be entitled to exercise voting rights, to receive dividends and other distributions, and to have all other rights of the holders of whole shares of Series I Preferred Stock in proportion to the fraction of a share of Series I Preferred Stock held by that holder.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation, Powers, Preferences and Rights of Series I Preferred Stock of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause that Certificate to be filed, recorded and become effective in accordance with
Section 103 of the General Corporation Law of the State of Delaware."

     IN WITNESS WHEREOF, this Certificate has been executed this 17th day of August, 1998.

                               /s/ Socrates H. Choumbakos
                               ------------------------------------------------
                                        Socrates H. Choumbakos
                                        Senior Vice President,
                                          Corporate Planning and
                                          Development and Secretary

                             CERTIFICATE OF RETIREMENT
                                         OF
                    CERTAIN CLASSES AND SERIES OF CAPITAL STOCK
                                         OF
                                    UROCOR, INC.

              (Pursuant to Section 243 of the General Corporation Law
                             of the State of Delaware)


     UroCor, Inc., a Delaware corporation (the "COMPANY"), hereby certifies as follows:

     FIRST: Article Fourth of the Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of the following classes and series of shares of stock, each of which was originally created by amending and restating said Article
               Fourth:


                                              Number of
Designation of Class or                  Authorized Shares of       Date of
Series of Shares of Stock                Each Class or Series       Creation
-------------------------                ---------------------      --------
Class A Stock                                    513,093             5/9/91

Class B Stock                                     66,666             5/9/91

1991 Series A Preferred Stock, par value       1,199,999             5/9/91
$.01 per share

Series B Preferred Stock, par value $.01       1,467,608           11/26/91
per share

Series C Preferred Stock, par value $.01         981,071            9/30/92
per share

Series D Preferred Stock, par value $.01       1,154,397            3/29/94
per share

Series E Preferred Stock, par value $.01         763,320             6/2/95
per share

Series EG Preferred Stock, par value              60,000             6/2/95
$.01 per share

Series I Preferred Stock, par value $.01          80,000             5/9/91
per share


     SECOND: On October 21, 1998, the Board of Directors of the Company, by resolution, retired all of the shares of each class or series of stock listed above, which shares constituted all of the authorized shares of each such class or series.

      THIRD: Article Fourth of the Company's Restated Certificate of Incorporation, as amended, prohibits the reissuance of the shares of Class A Stock and Class B Stock and, accordingly, such shares are hereby eliminated from the authorized number of shares of capital stock of the Company.

     FOURTH: Article Fourth of the Company's Restated Certificate of Incorporation, as amended, prohibits the reissuance of the shares of each series of preferred stock listed above as part of any such series and, accordingly, such shares are hereby restored to and shall assume the status of authorized but unissued and undesignated shares of the class of preferred stock of the Company.

      FIFTH: Pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, all references in the Company's Restated Certificate of Incorporation, as amended, to the shares of each class and series of stock listed above are hereby eliminated.

     IN WITNESS WHEREOF, UroCor, Inc. has caused this certificate to be signed by Michael N. McDonald, its duly authorized officer, this 22nd day of October, 1998.

                                   UROCOR, INC.


                                 By /s/ Michael N. McDonald
                                    -------------------------------------------
                                        Michael N. McDonald, Vice President
                                        and Chief Financial Officer